NEWS

For Immediate Release

GLOBALSTAR ANNOUNCES RESULTS FOR SECOND QUARTER 2012 – COMPANY REPORTS CONTINUED IMPROVEMENT IN ADJUSTED EBITDA

Key Highlights:

•	Globalstar Inc. (“Globalstar” or the “Company”) reports positive Adjusted EBITDA for the third consecutive quarter and a substantial increase over the second quarter of 2011
•	Continued deployment of its second-generation constellation and expects network performance to continue to rise significantly as additional new satellites become operational
•	Settled prior disputes with Thales Alenia Space and agreed to the principal terms for the purchase of six additional satellites
•	Gained 42,000 activations during the second quarter 2012 – the most gross subscriber additions during a quarter in the Company’s history

Covington, LA. -- (August 9, 2012) – Globalstar, Inc. (NASDAQ:GSAT) today announced its financial results for the three-month period ended June 30, 2012.

FINANCIAL RESULTS

	Three Months Ended June 30,
	2012	2011
	(in thousands)

Revenue	$19,981	$18,999
Net loss	(27,533)	(14,068)
Adjusted EBITDA (1)	2,890	(2,004)

(1) Refer to definition of Adjusted EBITDA later in this release and a reconciliation of Adjusted EBITDA to net loss for the periods.

Revenue

Globalstar reported revenue of $20.0 million for the three months ended June 30, 2012 compared to $19.0 million for the three months ended June 30, 2011. The primary driver of the revenue increase was SPOT service revenue, which grew by $1.6 million, or 33%, for the three months ended June 30, 2012 compared to the three months ended June 30, 2011. As expected, Duplex service revenue was lower in the second quarter of 2012 compared to the same period in 2011, but increased by approximately 7% from the first quarter of 2012. The Company anticipates further Duplex revenue growth later this year as additional second-generation satellites are placed into service.

Call connection rates in key markets continue to increase as new second-generation satellites were placed into service during the quarter. The Company anticipates placing additional second-generation satellites into service during the third quarter of 2012. These additional satellites should increase call connection rates to approximately 95% in some key markets by the end of September. The Company expects increasing service levels to drive both usage and new subscriber additions for its Duplex business.

Revenue from subscriber equipment sales for the three months ended June 30, 2012 was $5.8 million compared to $5.6 million for the three months ended June 30, 2011. The Company experienced large sales volumes in the second quarter of 2011 due to the release of new SPOT products in early 2011. Simplex equipment sales increased 21% due to continued success of the Company’s commercial applications for M2M asset monitoring and tracking.

Net Loss

The Company reported a net loss of $27.5 million for the current quarter, compared to a net loss of $14.1 million for the three months ended June 30, 2011, an increase of $13.4 million. This increase was due primarily to the $22.0 million termination charge recorded related to the arbitration with Thales, reduction in the value of long-lived assets of $7.1 million related to an adjustment made by the Company to the carrying value of the constellation, and an increase of $3.1 million in depreciation expense, offset by an increase in a noncash derivative gain of $16.6 million.

Adjusted EBITDA

Globalstar reported positive Adjusted EBITDA of $2.9 million for the three months ended June 30, 2012 compared to negative Adjusted EBITDA of $2.0 million for the three months ended June 30, 2011. This represented an increase of $4.9 million over the second quarter of 2011. The improvement in Adjusted EBITDA resulted from an increase in revenue of $1.0 million and a decrease in operating expenses of $3.9 million (excluding EBITDA adjustments1). The decrease of approximately 23% in operating expenses was due largely to the implementation of a more focused business strategy, as well as the continuation of operational improvements and streamlining initiatives introduced in late 2011. The Company reported expense reductions in the quarter throughout all of its major operating areas.

The Company continues to see consecutive quarter over quarter growth in Adjusted EBITDA. This increase from the first quarter of 2012 to the second quarter of 2012 exemplifies the Company’s sustainable cost discipline, while leveraging improved coverage rates as the constellation continues to be deployed.

* * * * * *

“Overall we are pleased with the results for the quarter. Revenue and Adjusted EBITDA for the quarter continues to be in line with our expectations” said Jay Monroe, Chairman and CEO of Globalstar, Inc. “We are also pleased to have settled our arbitration with Thales and look forward to a strong partnership with them moving forward. As we place new second-generation satellites into service, our customers will experience significantly improved service quality and we expect to experience positive Duplex revenue growth later this year.”

OPERATIONS AND OTHER MATTERS

Other items of interest during the quarter include the following:

•	The Company announced on June 25th that it had reached a settlement of its prior disputes with satellite manufacturer Thales Alenia Space and had agreed to the principal terms of a commercial proposal for the purchase of six additional spacecraft from Thales. The mutual settlement also provides that Thales will complete its current work and deliver the remaining Batch 4 satellites to Globalstar so that a fourth launch of six satellites can be conducted later this year.

•	Globalstar also reports significant Simplex data M2M growth with the addition of more than 24,000 new data subscribers. The Globalstar Simplex data offering is a low cost, one-way satellite data service that permits customers to use satellite modems such as the Globalstar SMARTONE™ combined with integrated back office management solutions to track mobile assets, such as vehicles, trailers, cargo containers and maritime vessels, using GPS or other location-based technologies.

_______________________________

1 Refer to the Company’s Reconciliation of GAAP Net loss to Adjusted EBITDA presented later in this release for EBITDA adjustments.

•	During the quarter, Globalstar announced that the United States Forest Service purchased 6,000 SPOT Satellite GPS Messenger™ devices and service. Since its introduction in 2007, more than 395,000 SPOT retail devices have been shipped to over 10,000 points of distribution in North America, Europe, Latin America, Australia and Southeast Asia. The award-winning devices have also been responsible for the initiation of more than 1,900 rescues around the world

•	Globalstar continued to deploy its second-generation satellites and witnessed significant increased voice and data traffic on the network. As noted above, subscribers can expect significant improvements in network coverage and service reliability throughout the remainder of 2012 as additional satellites are placed into service. As the new satellites become operational, the Company will provide high quality, affordable mobile satellite voice and data services to customers around the globe. Additionally the Company anticipates the fourth launch of the last six satellites of the first 24 of its new constellation later this year, as Globalstar remains on track to become the first MSS provider to launch, deploy and utilize a second-generation constellation of LEO satellites to service new and existing customers around the world.

* * * * * *

Conference Call Note

The earnings conference call scheduled for today, August 9, 2012 at 11:00 a.m. Eastern Time, will discuss the second quarter results for 2012.

Details are as follows:
Earnings Call:	Dial: 1 (888) 771-4371 (US and Canada), 1 (847) 585-4405 (International) and participant pass code 33074771
Audio Replay:	A replay of the earnings call will be available for a limited time and can be heard after 1:30 p.m. ET on August 9, 2012. Dial: 1 (888) 843-7419 (US and Canada), 1 (630) 652-3042 (International) and pass code 3307 4771#

About Globalstar, Inc. Globalstar is a leading provider of mobile satellite voice and data services. Globalstar offers these services to commercial customers and recreational consumers in more than 120 countries around the world. The Company's products include mobile and fixed satellite telephones, simplex and duplex satellite data modems, flexible airtime service packages and the SPOT family of mobile satellite consumer products including the SPOT Satellite GPS Messenger™. Many land based and maritime industries benefit from Globalstar with increased productivity from remote areas beyond cellular and landline service. Global customer segments include: oil and gas, government, mining, forestry, commercial fishing, utilities, military, transportation, heavy construction, emergency preparedness, and business continuity as well as individual recreational users. Globalstar data solutions are ideal for various asset and personal tracking, data monitoring and SCADA applications. Note that all SPOT products described in this press release are the products of Spot LLC, which is not affiliated in any manner with Spot Image of Toulouse, France or Spot Image Corporation of Chantilly, Virginia.

For more information regarding Globalstar, please visit Globalstar's web site at www.globalstar.com

###

For further media information:

Globalstar, Inc.

Dean Hirasawa

(985) 335-1505

Dean.hirasawa@globalstar.com

Safe Harbor Language for Globalstar Releases

This press release contains certain statements such as, “The Company expects call connection rates in key markets to increase substantially in the near-term as four new second-generation satellites are scheduled to be placed into service over the next three months,” that are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are based on current expectations and assumptions that are subject to risks and uncertainties which may cause actual results to differ materially from the forward-looking statements. Forward-looking statements, such as the statements regarding our ability to develop and expand our business, our anticipated capital spending (including for future satellite procurements and launches), our ability to manage costs, our ability to exploit and respond to technological innovation, the effects of laws and regulations (including tax laws and regulations) and legal and regulatory changes, the opportunities for strategic business combinations and the effects of consolidation in our industry on us and our competitors, our anticipated future revenues, our anticipated financial resources, our expectations about the future operational performance of our satellites (including their projected operational lives), the expected strength of and growth prospects for our existing customers and the markets that we serve, commercial acceptance of our new Simplex products, including our SPOT satellite GPS messenger TM products, problems relating to the ground-based facilities operated by us or by independent gateway operators, worldwide economic, geopolitical and business conditions and risks associated with doing business on a global basis and other statements contained in this release regarding matters that are not historical facts, involve predictions.

Any forward-looking statements made in this press release speak as of the date made and are not guarantees of future performance. Actual results or developments may differ materially from the expectations expressed or implied in the forward-looking statements, and we undertake no obligation to update any such statements. Additional information on factors that could influence our financial results is included in our filings with the Securities and Exchange Commission, including our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K.

GLOBALSTAR, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(Dollars in thousands, except per share data)

(unaudited)

	Three Months Ended June 30,
	2012	2011
Revenue:
Service revenues	$14,150	$13,377
Subscriber equipment sales	5,831	5,622
Total revenue	19,981	18,999
Operating expenses:
Cost of services (exclusive of depreciation, amortization,
and accretion shown separately below)	5,797	7,291
Cost of subscriber equipment sales	3,701	3,667
Cost of subscriber equipment sales - reduction in the value of inventory	49	331
Marketing, general, and administrative	8,763	11,572
Reduction in the value of long-lived assets	7,139	161
Contract termination charge	22,048	-
Depreciation, amortization, and accretion	15,888	12,795
Total operating expenses	63,385	35,817
Loss from operations	(43,404)	(16,818)
Other income (expense):
Interest income and expense, net of amounts capitalized	(3,781)	(1,155)
Derivative gain	20,432	3,861
Other	(632)	125
Total other income	16,019	2,831
Loss before income taxes	(27,385)	(13,987)
Income tax expense	148	81
Net loss	$(27,533)	$(14,068)

GLOBALSTAR, INC.

RECONCILIATION OF GAAP NET LOSS TO ADJUSTED EBITDA

(Dollars in thousands)

(unaudited)

	Three Months Ended June 30,
	2012	2011
Net loss	$(27,533)	$(14,068)

Interest expense, net	3,781	1,155
Derivative gain	(20,432)	(3,861)
Income tax expense	148	81
Depreciation, amortization, and accretion	15,888	12,795
EBITDA	(28,148)	(3,898)

Reduction in the value of long-lived assets and inventory	7,188	492
Stock compensation	320	832
Research and development	55	473
Severance	21	222
Foreign exchange and other (income) loss	632	(125)
Thales arbitration expenses	774	-
Contract termination charge	22,048	-
Adjusted EBITDA (1)	$2,890	$(2,004)

(1)	EBITDA represents earnings before interest, income taxes, depreciation, amortization, accretion and derivative (gains)/losses. Adjusted EBITDA excludes non-cash compensation expense, reduction in the value of assets, foreign exchange (gains)/losses, R&D costs associated with the development of new consumer products, and certain other significant charges. Management uses Adjusted EBITDA in order to manage the Company’s business and to compare its results more closely to the results of its peers. EBITDA and Adjusted EBITDA do not represent and should not be considered as alternatives to GAAP measurements, such as net income. These terms, as defined by us, may not be comparable to a similarly titled measures used by other companies.

The Company uses Adjusted EBITDA as a supplemental measurement of its operating performance because, by eliminating interest, taxes and the non-cash items of depreciation and amortization, the Company believes it best reflects changes across time in the Company’s performance, including the effects of pricing, cost control and other operational decisions.  The Company’s management uses Adjusted EBITDA for planning purposes, including the preparation of its annual operating budget.  The Company believes that Adjusted EBITDA also is useful to investors because it is frequently used by securities analysts, investors and other interested parties in their evaluation of companies in similar industries. As indicated, Adjusted EBITDA does not include interest expense on borrowed money or depreciation expense on our capital assets or the payment of income taxes, which are necessary elements of the Company’s operations.  Because Adjusted EBITDA does not account for these expenses, its utility as a measure of the Company’s operating performance has material limitations.  Because of these limitations, the Company’s management does not view Adjusted EBITDA in isolation and also uses other measurements, such as net income, revenues and operating profit, to measure operating performance.

GLOBALSTAR, INC.

SCHEDULE OF SELECTED OPERATING METRICS

(Dollars in thousands, except subscriber and ARPU data)

(unaudited)

	Three Months Ended June 30,
	2012		2011
	Service	Equipment	Service	Equipment
Revenue
Duplex	$4,490	$498	$5,351	$511
SPOT	6,496	1,640	4,902	2,491
Simplex	1,354	2,992	1,203	2,479
IGO	195	285	503	160
Other	1,615	416	1,418	(19)
	$14,150	$5,831	$13,377	$5,622
Average Subscribers
Duplex	89,433	94,515
SPOT	218,522	170,769
Simplex	156,519	128,610
IGO	42,325	48,844

ARPU (1)
Duplex	$16.74	$18.87
SPOT	9.91	9.57
Simplex	2.88	3.12
IGO	1.54	3.43

(1)	Average monthly revenue per unit (ARPU) measures service revenues per month divided by the average number of subscribers during that month. Average monthly revenue per unit as so defined may not be similar to average monthly revenue per unit as defined by other companies in the Company’s industry, is not a measurement under GAAP and should be considered in addition to, but not as a substitute for, the information contained in the Company’s statement of income. The Company believes that average monthly revenue per unit provides useful information concerning the appeal of its rate plans and service offerings and its performance in attracting and retaining high value customers.